Exhibit 2.6

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of December 26, 2001, and effective as of the Effective Time (as defined below) by and between Newkirk Associates LLC ("Assignor"), a Delaware limited liability company, The Newkirk Master Limited Partnership ("Assignee"), a Delaware limited partnership, Newkirk NL Holdings LLC ("Newkirk NL"), a Delaware limited liability company and Vornado Newkirk L.L.C. ("VN LLC"), a Delaware limited liability company.

                                    RECITALS

      WHEREAS, Assignor is the sole member of NK-Cenland LP LLC, NK-Cenland GP LLC, Newkirk Finco LLC, NK-Leyden GP LLC, NK-Dautec GP LLC, NK First Loan E Cert LLC, NK First Loan F Cert LLC and NK-First Loan G Cert LLC, (the "Companies"), each of which is a Delaware limited liability company; and

      WHEREAS, Assignor is the holder of a 96.324% limited partnership interest in NK-Dautec Loan, L.P. ("DL") and a 96.22% limited partnership interest in NK-Leyden Loan, L.P. ("LL" and, together with DL, the "Partnerships"), each of which is a Delaware limited partnership; and

      WHEREAS, Assignor desires to transfer and assign Assignor's limited liability company interests in the Companies and limited partner interests in the Partnerships (collectively, the "Interests") to Assignee and Assignee desires to accept such assignment and assume the obligations of Assignor with respect to the Interests, in each case, effective concurrently with the effective time (the "Effective Time") of the "Mergers" described in the Agreement and Plan of Merger, dated as of December 6, 2001, among Assignee, the Merger Partnerships and the Merger Subs (as each such term is defined therein); and

      WHEREAS, in consideration of the assignment and transfer of the Interests, Assignee will issue units of limited partner interest in Assignee ("MLP Units") to Newkirk NL and VN LLC, beneficial owners of Assignor, as directed by Assignor.

      NOW THEREFORE, INTENDING TO BE LEGALLY BOUND and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth below, the parties agree as follows:

                                    AGREEMENT

      1. Assignment of Interests. Assignor hereby sells, assigns and transfers to Assignee all of Assignor's right, title, and interest in and to the Interests as well as all of Assignor's rights under the respective limited liability company agreements of the Companies, as amended from time to time (the "LLC Agreements") and the limited partnership agreements of the Partnerships, as amended from time to time (the "LP Agreements"), such sale, assignment and transfer to be effective as of the Effective Time, notwithstanding any provision of the LLC Agreements or the LP Agreements.

      2. Assumption of Interests. Notwithstanding any provision of the LLC Agreements or the LP Agreements, effective as of the Effective Time, Assignee hereby (i) accepts the foregoing sale and assignment, and (ii) agrees that it is bound by, and assumes all of Assignor's obligations to be performed after the Effective Time with respect to the Interests under, the respective LLC Agreements and LP Agreements.

      3. Consideration. In consideration of the sale, assignment and transfer of the Interests, Assignee shall issue to Newkirk NL and VN LLC the number of LP Units so indicated on Schedule A hereto.

      4. Partnership Agreement. By executing this Agreement, Newkirk NL and VN LLC shall be deemed to have executed, as of the Effective Time, a counterpart to the Agreement of Limited Partnership, dated as of October 23, 2001, of Assignee (the "MLP Agreement") and to have agreed to be bound by all the terms and conditions of the MLP Agreement from and after the Effective Time, as such terms and conditions relate to MLP Units and holders thereof.

      5. Admission; Resignation; Continuation. Notwithstanding any provision of the LLC Agreements, the parties hereto agree that, effective as of the Effective Time, (i) Assignee is admitted to each of the Companies as a substitute member of each Company, (ii) Assignor ceases to be a member of, and ceases to have or exercise any right or power as a member of, each of the Companies, (iii) Assignee is continuing each of the Companies without dissolution, and (iv) each of the LLC Agreements is hereby amended to reflect the foregoing, and all references in each LLC Agreement to Assignor are hereby amended to refer to Assignee. Notwithstanding any provision of the LP Agreements, the parties hereto agree that, effective as of the Effective Time, (i) Assignee is admitted to the Partnerships as a substitute limited partner of the Partnerships, (ii) Assignor ceases to be a limited partner of, and ceases to have or exercise any right or power as a limited partner of, the Partnerships, (iii) the business of each of the Partnerships is continued without dissolution, and (iv) each of the LP Agreements is hereby amended to reflect the foregoing, and all references in each LP Agreement to Assignor are hereby amended to refer to Assignee.

      6. Further Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions and amendments in respect of this Agreement and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Agreement.

      7. Amendment. This Agreement may be amended only by a written instrument that shall have been signed by the parties hereto.

      8. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to the conflicts of law principles of such State.

      9. Binding. This Agreement shall become binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      10. Counterparts. This Agreement may be executed in any number of facsimile counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              NEWKIRK ASSOCIATES LLC
                              By: Newkirk Manager Corp., its Manager

                              By: /s/ Peter Braverman
                                  ----------------------------------------------
                                  Name:  Peter Braverman
                                  Title: Executive Vice President

                              THE NEWKIRK MASTER LIMITED PARTNERSHIP

                              By: MLP GP LLC, its general partner

                              By: Newkirk MLP Corp., its manager

                              By: /s/ Peter Braverman
                                  ----------------------------------------------
                                  Name:  Peter Braverman
                                  Title: Executive Vice President

                              NEWKIRK NL HOLDINGS LLC

                              By: Newkirk Manager (NV) Corp., its manager

                              By: /s/ Peter Braverman
                                  ----------------------------------------------
                                  Name:  Peter Braverman
                                  Title: Executive Vice President

                              VORNADO NEWKIRK L.L.C.

                              By: Vornado Realty L.P., its member

                              By: Vornado Realty Trust, its general partner

                              By: /s/ Joseph Macnow
                                  ----------------------------------------------
                                  Name:  Joseph Macnow
                                  Title: Executive Vice President - Finance and
                                         Administration, Chief Financial Officer

AGREED AND ACKNOWLEDGED:

NEWKIRK MANAGER CORP.

By: /s/ Peter Braverman
    -------------------------------
    Name:  Peter Braverman
    Title: Executive Vice President


NK-DAUTEC GP LLC

By:  Newkirk Manager Corp., its manager

By: /s/ Peter Braverman
    -------------------------------
    Name:  Peter Braverman
    Title: Executive Vice President


NK-LEYDEN GP LLC

By:  Newkirk Manager Corp., its manager

By: /s/ Peter Braverman
    -------------------------------
    Name:  Peter Braverman
    Title: Executive Vice President

                                   SCHEDULE A

                                            Number of MLP          Number of MLP
Assigned Company or                        Units Issuable         Units Issuable
Partnership Interest                        to Newkirk NL           to VN LLC
--------------------                        -------------           ---------

NK-Cenland LP LLC                                 14,267                6,114
NK-Cenland GP LLC                                    143                   61
Newkirk Finco LLC                                271,199               47,990
NK-Leyden GP LLC                                     172                   74
NK-Dautec GP LLC                                      83                   36
NK First Loan E Certificate LLC                   32,822               14,067
NK First Loan F Certificate LLC                   26,385               11,308
NK First Loan G Certificate LLC                   39,603               16,973
NK-Dautec Loan L.P.                                8,022                3,438
NK-Leyden Loan L.P.                               16,538                7,088
                                       Total:    409,234              107,149